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                     GLOBAL ACQUISITION, INC.
                      3046 E. Brighton Place
                    Salt Lake City, Utah 84121



John B. Bates
156 Lakeshore Drive
Harriman, TN 37748

Re: Indemnity Agreement delivered as a condition precedent to that certain Agreement and Plan of Merger by and between Global Acquisition, Inc., a Colorado corporation ("Global Acquisition"); a wholly-owned subsidiary corporation to be formed by Global Acquisition under the laws of the State of Nevada to be named "Global Acquisition Subsidiary, Inc." ("Global Acquisition Subsidiary"); Oak Ridge Micro-Energy, Inc., a Nevada corporation ("Oak Ridge"); and the person listed in Exhibit A hereof, who is the sole owner of record of all of the outstanding securities of Oak Ridge (the "Oak Ridge Stockholder"), as provided in Section 1.13 thereof (the "Merger Agreement")

Dear Mr. Bates:

          WHEREAS, Oak Ridge has entered into an Option Agreement (the "Option") effective January 1, 2002, with UT-Battelle, LLC, a limited liability company organized and existing under the laws of the State of Tennessee, to enter into a non-exclusive Patent License Agreement to certain U.S. patents and U.S. patent applications, a copy of which is attached hereto and incorporated herein by reference as Exhibit A; and

          WHEREAS, all of the parties to the Plan are aware that substantial funding is required in order to acquire the license or licenses covered by the said Option and to develop the products so licensed, and that the sole responsibility for raising these funds shall be that of Global Acquisition; and

          WHEREAS, the parties understand that the expertise of John B. Bates, the sole director and executive officer of Oak Ridge, shall be significant in the development of any commercial or economic uses of the technology covered by the license or licenses, subject to the ability of Global Acquisition to obtain the necessary funding; and

          WHEREAS, all parties understand that any entity having the wherewithal and funding may acquire similar non-exclusive license or licenses to the technology as that granted to Oak Ridge; and

          WHEREAS, the parties are aware that Mr. Bates was formerly affiliated with MicroBattery, Inc. ("MicroBattery") and Richard A. Hahn pursuant to which Mr. Hahn was to be solely responsible for obtaining the necessary funding to acquire the license or licenses and to commercially and economically develop the technology that may be subsequently acquired by Oak Ridge by the license or licenses under the aforesaid Option to Oak Ridge, which he failed to do; and

          WHEREAS, MicroBattery and Mr. Hahn have advised Mr. Bates that they believe they have a claim against Mr. Bates and/or Oak Ridge in respect thereof; and

          WHEREAS, none of the parties believe that MicroBattery and/or Mr. Hahn have any claim against Mr. Bates, the license or licenses and/or the technology that is the subject of the aforesaid Option by virtue of the fact that they may obtain their own non-exclusive license to such technology and commercially and economically develop the technology, only without the aide and expertise of Mr. Bates; and

          WHEREAS, Global Acquisition, as a condition to the Plan, intends to indemnify and hold Mr. Bates and Oak Ridge harmless from and against any and all claims of MicroBattery and Mr. Hahn in this respect;

          NOW, THEREFORE,

          In consideration of your completing the above referenced Merger Agreement as the President, sole director and executive officer and sole stockholder of Oak Ridge, Global Acquisition, by and through the undersigned officer, duly authorized, agrees to the indemnify and hold you and Oak Ridge harmless from and against any claims of Richard A. Hahn and/or MicroBattery, Inc. that are in any way related to the UT-Battelle LLC "thin film battery" technology. This indemnity includes all costs and expenses of defending any action or proceeding brought by MicroBattery or Mr. Hahn against you or Oak Ridge; provided, however, Global Acquisition will have the sole right, power and authority to defend any such action, with your aid and assistance, and to settle or compromise any such claim or action at its sole cost and expense.


                              Global Acquisition, Inc.


Date: 1/15/02                      By/s/Mark Meriwether
                                   Mark Meriwether, President
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